SLM Student Loan Trust 2004-9 Quarterly Servicing Report
Report Date: 09/30/2005 Reporting Period: 7/1/05-9/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					06/30/2005	Activity	09/30/2005

A	i	Portfolio Balance				$2,367,928,050.09	($402,159,237.15)	$1,965,768,812.94
	ii	Interest to be Capitalized				25,696,181.97		24,931,891.45

	iii	Total Pool				$2,393,624,232.06		$1,990,700,704.39

	iv	Specified Reserve Account Balance				5,984,060.58		4,976,751.76
	v	Capitalized Interest				2,000,000.00		2,000,000.00

	vi	Total Adjusted Pool				$2,401,608,292.64		$1,997,677,456.15

B	i	Weighted Average Coupon (WAC)				3.273%		5.178%
	ii	Weighted Average Remaining Term				116.93		115.36
	iii	Number of Loans				748,798		651,869
	iv	Number of Borrowers				393,611		345,417
	v	Aggregate Outstanding Principal Balance — T-Bill				$229,447,439.45		$194,495,107.77
	vi	Aggregate Outstanding Principal Balance — Commercial Paper				$2,164,176,792.61		$1,796,205,596.62

						% of		% of
	Notes			Spread	Balance 7/25/05	O/S Securities	Balance 10/25/05	O/S Securities

C	i	A-1 Notes	78442GMU7	-0.010%	$53,603,174.82	2.226%	$0.00	0.000%
	ii	A-2 Notes	78442GMV5	0.020%	897,000,000.00	37.248%	540,128,456.15	27.038%
	iii	A-3 Notes	78442GMW3	0.090%	487,000,000.00	20.223%	487,000,000.00	24.378%
	iv	A-4 Notes	78442GMX1	0.130%	602,000,000.00	24.998%	602,000,000.00	30.135%
	v	A-5 Notes	78442GMY9	0.150%	277,812,000.00	11.536%	277,812,000.00	13.907%
	vi	B Notes	78442GMZ6	0.330%	90,737,000.00	3.768%	90,737,000.00	4.542%

	vii	Total Notes			$2,408,152,174.82	100.000%	$1,997,677,456.15	100.000%

	Reserve Account						07/25/2005	10/25/2005

D	i	Required Reserve Acct Deposit (%)					0.25%	0.25%

	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)					$5,984,060.58	$4,976,751.76
	iv	Reserve Account Floor Balance ($)					$3,000,049.00	$3,000,049.00
	v	Current Reserve Acct Balance ($)					$5,984,060.58	$4,976,751.76

	Capitalized Interest Account						07/25/2005	10/25/2005

E	i	Current Capitalized Interest Account Balance ($)					$2,000,000.00	$2,000,000.00

	Asset/Liability						07/25/2005	10/25/2005

F	i	Total Adjusted Pool					$2,401,608,292.64	$1,997,677,456.15
	ii	Total Outstanding Balance Notes					$2,408,152,174.82	$1,997,677,456.15
	iii	Difference					$(6,543,882.18)	$0.00
	iv	Parity Ratio					0.99728	1.00000

II. 2004-9 Transactions from: 07/01/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$381,767,606.03
	ii	Principal Collections from Guarantor	28,733,607.94
	iii	Principal Reimbursements	203,126.00
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$410,704,339.97

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$38,758.76
	ii	Capitalized Interest	(8,583,861.58)

	iii	Total Non-Cash Principal Activity	$(8,545,102.82)

C	Total Student Loan Principal Activity		$402,159,237.15

D	Student Loan Interest Activity
	i	Regular Interest Collections	$10,992,759.79
	ii	Interest Claims Received from Guarantors	644,507.63
	iii	Collection Fees/Returned Items	158,573.12
	iv	Late Fee Reimbursements	479,593.64
	v	Interest Reimbursements	67,456.82
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	11,903,069.09
	viii	Subsidy Payments	4,652,130.80

	ix	Total Interest Collections	$28,898,090.89

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$4,518.00
	ii	Capitalized Interest	8,583,861.58

	iii	Total Non-Cash Interest Adjustments	$8,588,379.58

F	Total Student Loan Interest Activity		$37,486,470.47

G	Non-Reimbursable Losses During Collection Period		$0.00

H	Cumulative Non-Reimbursable Losses to Date		$65.41

III. 2004-9 Collection Account Activity 07/01/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$54,025,167.94
	ii	Consolidation Principal Payments	356,476,046.03
	iii	Reimbursements by Seller	2,365.08
	iv	Borrower Benefits Reimbursements	51,716.87
	v	Reimbursements by Servicer	441.06
	vi	Re-purchased Principal	148,602.99

	vii	Total Principal Collections	$410,704,339.97

B	Interest Collections
	i	Interest Payments Received	$24,305,234.33
	ii	Consolidation Interest Payments	3,887,232.98
	iii	Reimbursements by Seller	(12.92)
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	65,176.87
	vi	Re-purchased Interest	2,292.87
	vii	Collection Fees/Return Items	158,573.12
	viii	Late Fees	479,593.64

	ix	Total Interest Collections	$28,898,090.89

C	Other Reimbursements		$44,197.78

D	Reserves in Excess of the Requirement		$1,007,308.82

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$3,029,858.22

H	Funds borrowed during previous distribution		$0.00

I	Funds borrowed from subsequent distribution		$0.00

J	Funds released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$443,683,795.68

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(3,381,345.22)

K	NET AVAILABLE FUNDS		$440,302,450.46

L	Servicing Fees Due for Current Period		$1,534,552.02

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

	Total Fees Due for Period		$1,554,552.02

IV. 2004-9 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005
INTERIM:
In School
Current	2.770%	4.700%	151,255	124,437	20.200%	19.089%	$500,842,882.00	$400,173,839.79	21.151%	20.357%

Grace
Current	2.770%	4.700%	77,779	64,874	10.387%	9.952%	307,901,756.73	256,003,998.11	13.003%	13.023%

TOTAL INTERIM	2.770%	4.700%	229,034	189,311	30.587%	29.041%	$808,744,638.73	$656,177,837.90	34.154%	33.380%
REPAYMENT
Active
Current	3.742%	5.610%	256,009	210,662	34.189%	32.317%	$772,507,905.36	$592,851,104.47	32.624%	30.159%
31-60 Days Delinquent	3.691%	5.521%	26,558	30,108	3.547%	4.619%	74,601,703.60	84,694,087.01	3.151%	4.308%
61-90 Days Delinquent	3.646%	5.500%	18,548	18,326	2.477%	2.811%	50,268,293.21	50,008,878.59	2.123%	2.544%
91-120 Days Delinquent	3.629%	5.486%	12,409	12,999	1.657%	1.994%	32,389,406.43	34,454,979.00	1.368%	1.753%
> 120 Days Delinquent	3.603%	5.479%	42,996	40,914	5.742%	6.276%	106,127,647.11	104,001,439.44	4.482%	5.291%

Deferment
Current	2.862%	4.781%	90,122	77,797	12.036%	11.934%	301,777,669.50	230,879,086.88	12.744%	11.745%

Forbearance
Current	3.592%	5.471%	65,614	63,779	8.763%	9.784%	203,878,657.81	194,279,212.39	8.610%	9.883%

TOTAL REPAYMENT	3.532%	5.417%	512,256	454,585	68.410%	69.736%	$1,541,551,283.02	$1,291,168,787.78	65.100%	65.682%
Claims in Process (1)	3.695%	5.451%	7,508	7,965	1.003%	1.222%	$17,632,128.34	$18,412,127.46	0.745%	0.937%
Aged Claims Rejected (2)	0.000%	5.468%	0	8	0.000%	0.001%	$8.00	$10,059.80	0.000%	0.001%
GRAND TOTAL	3.273%	5.178%	748,798	651,869	100.000%	100.000%	$2,367,928,058.09	$1,965,768,812.94	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase
*     Percentages may not total 100% due to rounding.

V. 2004-9 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	5.109%	368,682	$970,962,338.69	49.394%
- GSL — Unsubsidized	4.987%	243,224	775,153,737.53	39.433%
- PLUS Loans	6.104%	37,374	211,956,195.63	10.782%
- SLS Loans	6.882%	2,589	7,696,541.09	0.392%

- Total	5.178%	651,869	$1,965,768,812.94	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	5.102%	434,574	$1,466,385,233.25	74.596%
-Two Year	5.310%	128,717	294,507,959.66	14.982%
-Technical	5.532%	88,572	204,858,651.24	10.421%
-Other	4.930%	6	16,968.79	0.001%

- Total	5.178%	651,869	$1,965,768,812.94	100.000%

*	Percentages may not total 100% due to rounding.

VI. 2004-9 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$21,173,599.41
B	Interest Subsidy Payments Accrued During Collection Period		6,201,321.94
C	SAP Payments Accrued During Collection Period		3,554,975.27
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)		3,029,858.22
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Net Expected Interest Collections		$33,959,754.84
G	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	$715,000,000.00
	ii	Libor (Interpolated first period)	3.65000%
	iii	Cap %	4.00000%
	iv	Excess Over Cap (ii-iii)	0.00000%
	v	Cap Payments Due to the Trust	$0.00

VII. 2004-9 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.009302222	7/25/05 - 10/25/05	3.64000%

B	Class A-2 Interest Rate	0.009378889	7/25/05 - 10/25/05	3.67000%

C	Class A-3 Interest Rate	0.009557778	7/25/05 - 10/25/05	3.74000%

D	Class A-4 Interest Rate	0.009660000	7/25/05 - 10/25/05	3.78000%

E	Class A-5 Interest Rate	0.009711111	7/25/05 - 10/25/05	3.80000%

F	Class B Interest Rate	0.010171111	7/25/05 - 10/25/05	3.98000%

VIII. 2004-9 Inputs From Prior Period 6/30/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,367,928,050.09
	ii	Interest To Be Capitalized	25,696,181.97

	iii	Total Pool	$2,393,624,232.06
	iv	Specified Reserve Account Balance	5,984,060.58
	v	Capitalized Interest	2,000,000.00

	vi	Total Adjusted Pool	$2,401,608,292.64

B	Total Note and Certificate Factor		0.796202070
C	Total Note Balance		$2,408,152,174.82

D	Note Balance 07/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.080004739	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$53,603,174.82	$897,000,000.00	$487,000,000.00	$602,000,000.00	$277,812,000.00	$90,737,000.00

	iii	Note Principal Shortfall	$6,543,882.18	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$5,984,060.58
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-9 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$440,302,450.46	$440,302,450.46

B	Primary Servicing Fees-Current Month		$1,534,552.02	$438,767,898.44

C	Administration Fee		$20,000.00	$438,747,898.44

D	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$498,628.64	$438,249,269.80
	ii	Class A-2	$8,412,863.33	$429,836,406.47
	iii	Class A-3	$4,654,637.78	$425,181,768.69
	iv	Class A-4	$5,815,320.00	$419,366,448.69
	v	Class A-5	$2,697,863.20	$416,668,585.49

	vii	Total Noteholder's Interest Distribution	$22,079,312.95

E	Class B Noteholders’ Interest Distribution Amount		$922,896.11	$415,745,689.38

F	i	Class A-1	$53,603,174.82	$362,142,514.56
	ii	Class A-2	$356,871,543.85	$5,270,970.71
	iii	Class A-3	$0.00	$5,270,970.71
	iv	Class A-4	$0.00	$5,270,970.71
	v	Class A-5	$0.00	$5,270,970.71
	vi	Class B	$0.00	$5,270,970.71

	vii	Total Noteholder's Principal Distribution	$410,474,718.67

G	Increase to the Specified Reserve Account Balance		$0.00	$5,270,970.71

H	Carryover Servicing Fees		$0.00	$5,270,970.71

I	Excess to Certificateholder		$5,270,970.71	$0.00

X. 2004-9 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due			$498,628.64	$8,412,863.33	$4,654,637.78	$5,815,320.00	$2,697,863.20	$922,896.11
	ii	Quarterly Interest Paid			498,628.64	8,412,863.33	4,654,637.78	5,815,320.00	2,697,863.20	922,896.11

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$53,603,174.82	$356,871,543.85	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			53,603,174.82	356,871,543.85	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$54,101,803.46	$365,284,407.18	$4,654,637.78	$5,815,320.00	$2,697,863.20	$922,896.11

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/05			$2,408,152,174.82
	ii	Adjusted Pool Balance 9/30/05			1,997,677,456.15

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)			$410,474,718.67

	iv	Adjusted Pool Balance 6/30/05			$2,401,608,292.64
	v	Adjusted Pool Balance 9/30/05			1,997,677,456.15

	vi	Current Principal Due (iv - v)			$403,930,836.49
	vii	Principal Shortfall from Prior Period			6,543,882.18

	viii	Principal Distribution Amount (vi + vii)			$410,474,718.67

	ix	Principal Distribution Amount Paid			$410,474,718.67

	x	Principal Shortfall (viii - ix)			$0.00

C		Total Principal Distribution			$410,474,718.67
D		Total Interest Distribution			23,002,209.06

E		Total Cash Distributions			$433,476,927.73

F	Note Balances			07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GMU7	$53,603,174.82		$—
		A-1 Note Pool Factor		0.080004739	0.080004739	0.000000000

	ii	A-2 Note Balance	78442GMV5	$897,000,000.00		$540,128,456.15
		A-2 Note Pool Factor		1.000000000	0.397850105	0.602149895

	iii	A-3 Note Balance	78442GMW3	$487,000,000.00		$487,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMX1	$602,000,000.00		$602,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GMY9	$277,812,000.00		$277,812,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GMZ6	$90,737,000.00		$90,737,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$5,984,060.58
	ii	Deposits to correct Shortfall			$0.00
	iii	Total Reserve Account Balance Available			$5,984,060.58
	iv	Required Reserve Account Balance			$4,976,751.76

	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Waterfall			$1,007,308.82
	vii	Ending Reserve Account Balance			$4,976,751.76

XI. 2004-9 Historical Pool Information

			7/1/05-9/30/05	4/1/05-6/30/05	1/1/05-3/31/05	9/23/04-12/31/04

Beginning Student Loan Portfolio Balance			$2,367,928,050.09	$2,653,152,127.53	$2,835,992,611.54	$2,951,175,597.48

	Student Loan Principal Activity
	i	Regular Principal Collections	$381,767,606.03	$269,848,721.35	$181,879,729.09	$120,654,382.94
	ii	Principal Collections from Guarantors	28,733,607.94	25,169,568.05	7,215,196.77	1,168,434.25
	iii	Principal Reimbursements	203,126.00	497,484.51	574,407.22	721,702.83
	iv	Other System Adjustments	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$410,704,339.97	$295,515,773.91	$189,669,333.08	$122,544,520.02
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$38,758.76	$19,675.33	$24,163.19	$41,982.82
	ii	Capitalized Interest	(8,583,861.58)	(10,311,371.80)	(6,853,012.26)	(7,403,516.90)

	iii	Total Non-Cash Principal Activity	$(8,545,102.82)	$(10,291,696.47)	$(6,828,849.07)	$(7,361,534.08)

(-)	Total Student Loan Principal Activity		$402,159,237.15	$285,224,077.44	$182,840,484.01	$115,182,985.94

	Student Loan Interest Activity
	i	Regular Interest Collections	$10,992,759.79	$9,103,734.23	$8,514,492.36	$8,954,355.81
	ii	Interest Claims Received from Guarantors	644,507.63	520,956.84	124,676.72	10,298.62
	iii	Collection Fees/Returned Items	158,573.12	149,316.91	155,861.14	82,404.69
	iv	Late Fee Reimbursements	479,593.64	444,484.95	490,962.68	446,987.37
	v	Interest Reimbursements	67,456.82	129,351.70	71,865.87	11,916.69
	vi	Other System Adjustments	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	11,903,069.09	10,216,407.45	7,360,578.36	364,278.60
	viii	Subsidy Payments	4,652,130.80	5,082,682.96	5,537,206.30	489,893.77

	ix	Total Interest Collections	$28,898,090.89	$25,646,935.04	$22,255,643.43	$10,360,135.55

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$4,518.00	$1,850.78	$2,551.57	$(1,352.10)
	ii	Capitalized Interest	8,583,861.58	10,311,371.80	6,853,012.26	7,403,516.90

	iii	Total Non-Cash Interest Adjustments	$8,588,379.58	$10,313,222.58	$6,855,563.83	$7,402,164.80

	Total Student Loan Interest Activity		$37,486,470.47	$35,960,157.62	$29,111,207.26	$17,762,300.35

(=)	Ending Student Loan Portfolio Balance		$1,965,768,812.94	$2,367,928,050.09	$2,653,152,127.53	$2,835,992,611.54
(+)	Interest to be Capitalized		$24,931,891.45	$25,696,181.97	$29,843,344.79	$27,933,391.29

(=)	TOTAL POOL		$1,990,700,704.39	$2,393,624,232.06	$2,682,995,472.32	$2,863,926,002.83

(+)	Reserve Account Balance		$4,976,751.76	$5,984,060.58	$6,707,488.68	$7,159,815.01

(+)	Capitalized Interest		$2,000,000.00	$2,000,000.00	$2,000,000.00	$2,000,000.00

(=)	Total Adjusted Pool		$1,997,677,456.15	$2,401,608,292.64	$2,691,702,961.00	$2,873,085,817.84

XII. 2004-9 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-05	$2,863,926,003	10.14%

Apr-05	$2,682,995,472	14.44%

Jul-05	$2,393,624,232	20.73%

Oct-05	$1,990,700,704	28.62%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data